UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Janus Investment Fund

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Joint Special Meeting of Shareholders for Janus Investment Fund Trust

Inbound Number: 1-855-206-2338

Meeting Date: May 18, 2026

Voicemail Scripts

Beginning/Mid Campaign:

Hello, this is <Agent’s Name>, calling for Mr./Mrs. <Last Name>. You should have received proxy materials either by mail or electronically regarding the upcoming joint Special Meeting of Shareholders for your Janus Henderson Mutual Fund, scheduled for May 18th, 2026.

Our records indicate that your shares have not yet been voted for this meeting. Please contact us at 1-855-206-2338 Monday through Friday, between 9:00 a.m. and 10:00 p.m. Eastern Time, so we can review the meeting agenda and assist you with submitting your voting instructions. Thank you and have a good day.

End of Campaign:

Hello, this is <Agent’s Name>, calling for Mr./Mrs. <Last Name> regarding the upcoming joint Special Meeting of Shareholders for your Janus Henderson Mutual Fund, scheduled for May 18, 2026.

Our records indicate that your shares have not yet been voted, and your prompt attention is important as the meeting date is approaching. Please contact us as soon as possible at 1-855-206-2338, Monday through Friday, between 9:00 a.m. and 10:00 p.m. Eastern Time, so we can review the meeting agenda and assist you with submitting your voting instructions. Thank you and have a good day.

Operations – Retail Engagement	1

VOTE TODAY! INVESTING IN OUR BRIGHTER FUTURE TOGETHER Essential to closing the Trian/General Catalyst transaction are two different solicitations or voting processes, both of which are already underway. As part of this process, you are asked to vote as: 1. A shareholder of Janus Henderson common stock and/or; 2. A shareholder of one or more of Janus Henderson’s U.S. mutual funds or ETFs. The process is now open, and we ask you to please vote as soon as possible ahead of the Special Meetings of Shareholders. 1 | JHG STOCK SHAREHOLDERS 2 | U.S. MUTUAL FUND & ETF SHAREHOLDERS Online > Registered holders: Vote online by scanning this QR code, along with entering the control number, and shareholder reference number. > Beneficial holders: Vote online by following the instructions on the voting instruction form provided by your bank, broker, or other nominee. Phone > Registered holders: Vote by calling +1-800-652-VOTE (8683) and entering the control number found on your proxy card. > Beneficial holders: Vote by phone by following the instructions on the voting instruction form provided by your bank, broker, or other nominee. Online > Visit the website listed in your proxy voting instructions or scan the QR codes below: U.S. Mutual U.S. ETFs Funds Phone > Speak with a live agent at Alliance Advisors, the fund’s proxy solicitor, at: U.S. Mutual Funds: +1-855-206-2338 U.S. ETFs: +1-855-206-2309 Our Board of Directors recommends shareholders vote FOR the take-private transaction with Trian and General Catalyst, which provides immediate and certain value through an all-cash payment of $49 per share. The Board of Trustees recommends that fund shareholders vote FOR approval of the new investment advisory agreement between your mutual fund and/or ETF and Janus Henderson.

INVESTING IN OUR BRIGHTER FUTURE TOGETHER VOTE TODAY! Essential to closing the Trian/General Catalyst transaction are two different solicitations or voting processes, both of which are already underway. As part of this process, you are asked to vote as: 1. A shareholder of Janus Henderson common stock and/or; 2. A shareholder of one or more of Janus Henderson’s U.S. mutual funds or ETFs. The process is now open, and we ask you to please vote as soon as possible ahead of the Special Meetings of Shareholders. 1 | JHG STOCK SHAREHOLDERS Online > Registered holders: Vote online by scanning this QR code, along with entering the control number, and shareholder reference number. > Beneficial holders: Vote online by following the instructions on the voting instruction form provided by your bank, broker, or other nominee. Phone > Registered holders: Vote by calling +1-800-652-VOTE (8683) and entering the control number found on your proxy card. > Beneficial holders: Vote by phone by following the instructions on the voting instruction form provided by your bank, broker, or other nominee. Our Board of Directors recommends shareholders vote FOR the take-private transaction with Trian and General Catalyst, which provides immediate and certain value through an all-cash payment of $49 per share.

2 | U.S. MUTUAL FUND & ETF SHAREHOLDERS Online > Visit the website listed in your proxy voting instructions or scan the QR codes below: U.S. Mutual U.S. ETFs Funds Phone > Speak with a live agent at Alliance Advisors, the fund’s proxy solicitor, at: U.S. Mutual Funds: +1-855-206-2338 U.S. ETFs: +1-855-206-2309 The Board of Trustees recommends that fund shareholders vote FOR approval of the new investment advisory agreement between your mutual fund and/or ETF and Janus Henderson. Thank you for your continued focus, dedication, and commitment to the future of our firm.

Subject: Corporate Update

To Our Valued Clients,

You may have seen that earlier this week we received a revised unsolicited, non-binding proposal from Victory Capital, less than a week after our Board of Directors determined by unanimous vote that Victory Capital’s February 26 proposal was not in the best interests of Janus Henderson and its shareholders.

Just as when we received Victory Capital’s prior proposal, the Special Committee of our Board of Directors will evaluate the revised proposal. It will do so in consultation with its independent financial and legal advisors, taking into account all terms and conditions in accordance with our existing take-private agreement with Trian and General Catalyst. The Special Committee will recommend what it believes to be in the best interests of our shareholders and the company.

You may have also seen recent media coverage reporting that certain Janus Henderson clients and investment teams oppose the Victory Capital proposal. It’s important to remember that nothing has changed at this time. Even as the Special Committee reviews the revised proposal from Victory Capital, the Trian and General Catalyst take-private agreement remains in full force and effect, and we continue to solicit votes for that transaction. The Board has not withdrawn or modified its recommendation that Janus Henderson shareholders vote in favor of the transaction agreement with Trian and General Catalyst.

There is also no change to the client consent process in connection with the Trian and General Catalyst transaction. All clients are urged to consent with respect to the Trian and General Catalyst take-private transaction promptly when your formal solicitation is received. Any such consents will not have any effect on any other potential transaction.

Business is continuing as usual as the Special Committee evaluates this revised proposal from Victory Capital. As a reminder, we do not expect any impact to our investment strategies or our client service.

As we hope you know, Janus Henderson is humbled and proud to be serving you, our valued clients, and your clients. We take very seriously our responsibility to deliver for the over 75 million people around the world who directly or indirectly rely on Janus Henderson for their financial well-being. That is why our first Firm Value is “Clients come first—always”. It is in that continued spirit that we invest in a brighter future together.

If you have questions, please do not hesitate to contact your Janus Henderson representative.

As always, we thank you for the trust you have placed in Janus Henderson Investors.

Regards,

Janus Henderson Investors

janushenderson.com

Forward Looking Statements

References to the “Funds” herein refer to the U.S. registered investment companies managed by Janus Henderson Investors U.S. LLC and references herein to “Janus Henderson” refer to Janus Henderson Group plc and its affiliates. Certain statements in this communication not based on historical facts are

“forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to Janus Henderson’s and the Funds’ future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by, as applicable, Janus Henderson and the Funds and their respective management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. Neither Janus Henderson nor the Funds undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause Janus Henderson’s or the Funds’ future results to differ materially from those expressed by the forward-looking statements included in this communication include, but are not limited to, the impact of any alternative proposal, Janus Henderson’s and the Funds’ ability to obtain the applicable regulatory, shareholder and other approvals required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction would not occur, the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transaction, that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, unanticipated difficulties or expenditures relating to the proposed transaction, including the impact of the transaction on Janus Henderson’s or the Funds’ business, that the proposed transaction generally may involve unexpected costs, liabilities or delays, that the business of Janus Henderson or the Funds may suffer as a result of uncertainty surrounding the proposed transaction or the identity of the purchaser, that Janus Henderson or the Funds may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in the Funds or certain other of Janus Henderson’s funds, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, changes in interest rates and inflation, changes in trade policies (including the imposition of new or increased tariffs), volatility or disruption in financial markets, Janus Henderson’s investment performance as compared to third-party benchmarks or competitive products, redemptions, and other risks, uncertainties, assumptions, and, with respect to Janus Henderson, factors discussed in Janus Henderson’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings or furnishings made by Janus Henderson with the SEC from time to time and, in respect of the Funds, factors discussed in each Funds’ current prospectus.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Janus Henderson filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on March 11, 2026, which was first mailed to Janus Henderson’s shareholders on or about March 12, 2026 and the Funds filed definitive proxy statements with the SEC on March 2, 2026, which will be sent or provided to Fund shareholders. Janus Henderson and affiliates of Janus Henderson jointly filed a transaction statement on Schedule 13E-3 on March 11, 2026. Janus Henderson and the Funds may also file other documents with the SEC regarding the proposed transaction, including amendments to the proxy statement or Schedule 13E-3. This communication is not a substitute for any proxy statement, the Schedule 13E-3 or any other document that may be filed by Janus Henderson or the Funds with the SEC. INVESTORS AND SECURITY HOLDERS OF JANUS HENDERSON AND THE FUNDS ARE URGED TO READ THE APPLICABLE PROXY STATEMENT, THE SCHEDULE 13E-3 (AS APPLICABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement and the Schedule 13E-3 (in each case, when available) and other documents that are filed with the SEC by Janus Henderson and the Funds free of charge from the SEC’s website at https://www.sec.gov or, with respect to Janus Henderson, through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.

Participants in the Solicitation

With respect to Janus Henderson, Janus Henderson and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Janus Henderson’s shareholders in connection with the proposed transaction. With respect to the Funds, the Funds and its manager and its and their directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Janus Henderson’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Janus Henderson and their ownership of Janus Henderson common shares is contained in the definitive proxy statement for Janus Henderson’s 2025 annual meeting of shareholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on March 21, 2025, including under the headings “Proposal 1: Election of Directors,” “Corporate Governance,” “Board Compensation,” “Proposal 2: Advisory Say-on-Pay Vote on Executive Compensation,” “Executive Compensation,” “Executive Compensation Tables,” “Securities Ownership of Certain Beneficial Owners and Management” and “Our Executive Officers.” Information about the trustees and executive officers of the Funds and their ownership of the Funds is contained in each Fund’s current statement of additional information. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Janus Henderson or the Funds, as applicable, in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are included in the Funds’ proxy statements filed with the SEC. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Janus Henderson Annual Meeting Proxy Statement, such information has been or will be reflected on the Statements of Change in Ownership of Janus Henderson on Forms 3 and 4 filed with the SEC. The Funds are not subject to Form 3 and 4 filings. Free copies of the proxy statement relating to the proposed transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov or, with respect to Janus Henderson, through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.